EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-28569) of our report dated February 28, 1997, on our audits of the combined financial statements of Fine Air Services, Inc. We also consent to the reference to our firm under the caption "Experts."



Miami, Florida
July 28, 1997